Exhibit 10.3

玉山銀行

授信條件通知暨確認書

E-Sun Bank

Notification and Confirmation of Credit Conditions

通知序號：C216200157603

Serial Number of Notification: C216200157603

一、本行就 貴公司授信往來之申請，經核定如下：

1. We have agreed the following conditions towards the application of credit facility from Super Micro Computer Inc, Taiwan ("the Company")：

一般額度授信項目及條件：

General Facility and Terms:

編號 No.	授信項目 Facility	額度 Credit Amount	額度使用期間/首次動用期限/利費率/償還方式 Period of Use, First Drawdown Date, Interest Rate and Mode of Repayment
1.	中期放款 動用方式：分批動用 動用期間：5 年 Medium-tern credit Loan Drawdown Type : Batch Loan Tenor: 5 Years	新台幣 160,000 萬元整 1.6 Billion NTD	額度使用期間：自 2021 / 07 / 29~2023 / 07 / 29 止 首次動用期限：至 2023 / 07 / 29 止 利費率：自借款日起，按郵匯局二年期定儲金機動利率 0.845%，加碼年息 0.45%，即以 1.295%浮動計息，惟動用申請書另有約定時，依動用申請書所載利率計息。 償還方式：按月繳息，本金按月平均攤還。還本寬限期：1 年。 Period of Use: From 2021/ 07 / 29 to 2023 / 07 / 29 First Drawdown Date: Before 2023 / 07 / 29 Interest Rate: Applying the floating annual rate as Postal Remittance and Savings Bank's floating interest rate on two-year postal time deposits(which stands at 0.845 % now) plus 0.45%, as 1.295%, or the Drawdown Application's interest rate if the rate is decided differently on the Drawdown Application. Mode of Repayment: Interest payments on a monthly basis. The principal is amortized evenly on a monthly basis. Repayment grace period: 1 year.

2.	進口 O/A 融資 動用方式：循環動用 動用期間：120 天 Import O/A Loan Drawdown Type : Revolving Loan Tenor: 120 Days	美金 3,000 萬元整 Thirty Million US Dollar	額度使用期間：自 2021 / 07 / 29~2022 / 07 / 29 止 首次動用期限：至 2022 / 07 / 29 止 利費率：利率依其他條件所示。 償還方式：按月繳息，本金屆期清償。 Period of Use: From 2021/ 07 / 29 to 2022 / 07 / 29 First Drawdown Date: Before 2022 / 07 / 29 Interest Rate: Based on the other conditions below. Mode of Repayment: Interest payments on a monthly basis. To pay off principal on the due date.

連帶保證人：Joint Guarantors:	
授信項目編號 Facility No.	連帶保證人 Joint Guarantors
1.	N/A
2.	N/A

其他條件：

Other Conditions:

(一) 中期放款

1. Medium-tern credit Loan

(1)自取得「根留台灣企業加速投資專案貸款」額度編號當日起，利率得改依郵政儲金 2 年期定期儲金機動利率(目前 0.845%)加碼年息 0.15%，即以 0.995%以上浮動計息。

Starting from the date of obtaining the quota number of the “Action Plan for Accelerated Investment by Domestic Corporations”, the interest rate will be changed to the Postal Remittance and Savings Bank's floating interest rate on two-year postal time deposits(which stands at 0.845 % now) plus 0.15%, as 0.995%.

(2)動用時提供前一月份自編報表-研發費用金額 80%內貸放。

The previous month's Financial Statement is required when applying for the drawdown. Up to 80% of the amount of the R&D expense can be financed.

(3)於每年 10/31 號前需檢視貴公司所出具前一年度之財務簽證是否達成財務承諾，財務承諾如下:(a)流動比率：100%以上。(b)負債淨值比：500%以下。(c)利息保障倍數：每年檢視時需維持 15 倍(含)以上。若財務承諾之條件未符合，則自檢視當月 18 日起，現欠餘額攤還年限縮短至 1 年。

The financial statement issued by the borrower in the previous year should be reviewed before Oct. 31 each year to examine if it has achieved the financial commitments.

The financial commitments are as follows: (a) Current ratio: 100% or more. (b) Net debt ratio: less than 500%. (c) Interest coverage multiple: It must be maintained at 15 times (including 15) or more under the annual review. If the conditions of the financial commitments are not achieved, the amortization period of the current balance will be shortened to 1 year starting from the 18th of the review month.

(4)自寬限期屆滿日起，每月平均攤還本金乙次，並以每月 15 日為攤還本金之日期。

The principal will be amortized equally on the 15th of each month since the due date of the grace period.

(5)若違反法令規定或執行期間國發基金遇立法院預算審查遭凍結、政策變更、資金調度需要或非可歸責於國發基金之情形時，致本要點不適用、異動或終止，使本行未能取得應有的委辦手續費，借款人應恢復原借款利息計收。

In the event the "Action Plan for Accelerated Investment by Domestic Corporations" are changed, terminated, or no longer applicable due to being in violation of the laws, the National Development Fund is frozen during execution due to budgetary review by the Legislative Yuan, policy changes, funding requirements, or situations not attributable to the National Development Fund, which cause the Bank unable to obtain the service fees it is entitled to, the borrower shall pay interest payable according to the original loan conditions.

(6)國發基金得派員前往借款人處調查有關貸款情形。

The National Development Fund may send personnel to visit borrowers and investigate loans.

(7)公司如未能達成「根留台灣企業加速投資行動方案」所定條件，或投資計劃及建廠未於經濟部資格認定核定函所規定年限內完成投資及取得使用執照並按核定投資計畫完成使用，或未達經濟部資格認定核定函所規範之其他事項者，自事實發生之日起，借款利率依原訂利率計收。若經濟部資格認定核定函未規定完成投資年限，則依「根留台灣企業加速投資行動方案」規定，建廠應於 2 年內取得使用執照並按核定計畫完成使用，未達成者，自事實發生之日起，借款利率依原訂利率計收。

If the company does not achieve the conditions set by the Action Plan for Accelerated Investment by Domestic Corporations, or if the company does not complete investment, obtain a building use permit, and complete the approved investment plan according to the letter of approval from the Ministry of Economic Affairs (MOEA)within the time limit specified in the letter of approval , or if the company fails to meet other conditions specified in the letter of approval from the MOEA, the interest will be calculated according to the original interest rate from the date of occurrence. If the letter of approval from the MOEA does not specify a time limit for the investment plan to be completed, a building use permit for constructing the factory should be obtained and the plan should be completed according to the approved investment plan within 2 years in accordance with the Action Plan for Accelerated Investment by Domestic Corporations. If the company fails to meet this condition, then interest will be calculated according to the original interest rate from the date of occurrence.

(8)本行為追蹤公司是否達成「根留台灣企業加速投資行動方案」所定條件，或建廠是否於前條規定期限內取得使用執照並按核定投資計畫完成使用及完成投資並達成經濟部資格認定核定函所規範之事項，公司應配合提供相關佐證資料予本行，如無法提供佐證資料，借款利率依原訂利率計收。

The company must provide related documents to the Bank, so that the Bank can track and examine whether or not the company has met the conditions set by the Action Plan for Accelerated Investment by Domestic Corporations, has obtained a building use permit for constructing the factory, completed the plan according to the approved investment plan, and met other conditions specified in the letter of approval from the MOEA. If the company fails to provide related documents, the interest will be calculated according to the original interest rate.

(9)如有移用貸款情事或違反「根留台灣企業加速投資專案貸款要點」，公司應追補繳納本案享有之減免利率之全部利息，並自違約事實發生日起計算至匯入日止加計利息於本行所定期限前匯入本行指定帳戶，加計利息按郵政儲金 2 年期定期儲金掛牌機動利率計算，並收回全部貸款。

If the company uses the loan for other purposes or violates the "Directions for Project Loans Under the Action Plan for Accelerated Investment by Domestic Corporations," the company will be required to pay all interest including which was reduced due to the project, and shall also pay additional interest accrued from the date of occurrence to the date of remittance to the Bank's designated account, which must be within the prescribed time limit. The additional interest is the floating interest rate for 2-year time deposits of postal

savings. The company must also repay the loan in full.

(二) 進口 O/A 融資

2. Import O/A Loan：

(1)美元利率依(LIBOR 加碼 0.75%)/ 0.946 或同天期(TAIFX3 加碼 0.55%)/ 0.946 以上孰高計息，利率期間大於或等於動用期間，當 LIBOR 停用，則以 TAIFX3 為計息指標，得以授扣方式提前還款。

The US dollar interest rate is calculated based on the higher one of (LIBOR plus 0.75%)/ 0.946 or (TAIFX3 plus 0.55%)/ 0.946 of the same tenor. When the LIBOR is discontinued, TAIFX3 will be used as the interest indicator. The Company could repay by authorized automatic deduction in advance when the period of interest is longer or equal to the Period of Use.

(2)進口 O/A 融資動用時提供 INVOICE LIST，得免商業發票佐證，憑 INVOICE LIST 金額 100%內貸放，每筆動用期間最長 120 天。匯款日可為撥款日 T+5 日內。

The INVOICE LIST is required when applying for the drawdown of the import O/A Loan. Up to 100% of the amount of the INVOICE LIST can be financed, and the longest tenor for each drawdown is 120 days. The remittance date shall be within 5 days from the drawdown date.

(3)自 2021 年 7 月起算，按每 3 個月為一期，檢視 貴公司每期匯入金額合計需達美金 2,000 萬元且台外幣存款平均積數需達美金 1,500 萬元。若未符合前述條件，則自檢視當月 18 日起的外幣新動用利率，改依(LIBOR 加碼 1.00%)/ 0.946 或同天期(TAIFX 加碼 0.80%)/ 0.946 以上孰高計息。下期檢核條件若符合時，於檢核當月 18 日起，外幣新動用利率恢復原利率條件。

Starting from 2021/07, every 3 months shall be a period, and the total wiring amount from the Company in each period needs to reach USD 20 million and the average deposits including TWD and USD needs to be USD15 million. If the Company fails to meet the conditions aforementioned, starting from the 18th of the month of the examination, the interest rate will be changed to the higher one of (LIBOR plus 1.00%)/ 0.946 or (TAIFX plus 0.80%)/ 0.946 of the same tenor . If the conditions are met in the next period, starting from the 18th of the month of the examination, the interest rate will be changed back to the original interest rate conditions.

(4)進口 O/A 承作供應商限 INTEL 集團、NVIDIA 集團、USI ELECTRONICS (SHENZHEN) CO., LTD.、Universal Global Scientific Industrial、Seagate Singapore International Headquarters Pte Ltd.、ORIENT SEMICONDUCTOR ELECTRONICS, LTD.、WISTRON CORPORATION、Excelpoint Systems (Pte) Ltd、Micron 集團、HEILIND ASIA PACIFIC (HK) LIMITED、SK hynix America Inc.、AMD Intl Sales and Service LTD、FUSION TRADE INC.、CEAC INTERNATIONAL LIMITED、Texas Instruments Taiwan Ltd、WPI INTERNATIONAL(HONG KONG) LIMITED、DELTA ELECTRONICS INT'L (SINGAPORE) PTE. LTD、Tech Data Hong Kong Limited、Habana Labs Ltd.、HELM TECHNOLOGY INC.。

Import O/A loan can be financed by accounts payable only to INTEL Group, NVIDIA Group, USI ELECTRONICS (SHENZHEN) CO., LTD., Universal Global Scientific Industrial, Seagate Singapore International Headquarters Pte Ltd., ORIENT SEMICONDUCTOR ELECTRONICS, LTD., WISTRON CORPORATION, Excelpoint Systems (Pte) Ltd, Micron Group, HEILIND ASIA PACIFIC (HK) LIMITED, SK hynix America Inc., AMD Intl Sales and Service LTD, FUSION TRADE INC., CEAC INTERNATIONAL LIMITED, Texas Instruments Taiwan Ltd, WPI INTERNATIONAL(HONG KONG) LIMITED, DELTA ELECTRONICS INT'L (SINGAPORE) PTE. LTD, Tech Data Hong Kong Limited, Habana Labs Ltd., HELM TECHNOLOGY INC.

以下空白 Blank below

二、其他注意事項：

2. Miscellaneous:

(一)請 貴公司提供同意上述額度之公司董事會會議紀錄。

Please provide Board Meeting Minutes that recorded the agreement of above credit amount.

(二)本「授信條件通知暨確認書」係本行與 貴公司簽訂「授信總約定書」之一部分，其餘未盡事宜，悉依動用申請相關書類辦理。

This Notification and Confirmation of Credit Conditions is a part of General Credit Agreement signed by the Company and the Bank, all other matters unspecified shall be governed by the documents of Drawdown Application.

(三)原「授信條件通知暨確認書」(通知序號：C216200157601)即日起不再適用。

The previous"Notification and Confirmation of Credit Conditions"(Serial Number of Notification: C216200157601) is no longer applicable from the date the Company signed this Notification and Confirmation of Credit Conditions(Serial Number: C216200157603).

三、中心服務人員及專線：

3. Contacts:

RM：王震北 Cheng-Pei Wang	ARM：張品葳 Pin-Wei Chang	授管組：張芝安 Loan Control: Chang Chih-An	外匯組：歐婉如 Forex: Won-Lu Ou
02-27228913#171	02-27228913#173	02-27228913#210	02-27228913#217

四、本授信條件通知暨確認書得以中文及英文製成，惟中文與英文內容不一致時，以中文為準。

4. This Notification and Confirmation of Credit Conditions is written in both Chinese and English and the Chinese version shall prevail in case of any discrepancy.

此致

Written to

SUPER MICRO COMPUTER, INC. TAIWAN

玉山銀行 北區環金中心 E.SUN Bank Taipei Global Commercial Banking Center

本公司(借款人)聲明：

Statement of the Borrower:

一、本公司知悉且同意貴行核定之授信項目及條件不具承諾性質，如因市場發生停止報價或其他任何因素，致貴行無法取得報價，或因本授信連帶保證人或其他有代表權之人異動，或貴行考量市場狀況、資金成本或有其他貴行評估無法提供上述授信項目及條件之事由等，貴行均得隨時拒絕提供上述授信項目及條件，並保留對於本公司提出動用申請之准駁權利。

1. We are aware and agreed that the offered facility and conditions are not of commitment nature and in case of the occurrence of quotation suspension in market or other factors that keep your bank from securing quotation, or any change in the joint guarantors or other person with representation, or, the market situation, funding cost or other causes that your good bank may concern that keep you from providing the above mentioned loan items and conditions, your good bank may decline to provide the above facility and conditions and reserves the right to approve or disapprove our drawdown application.

二、經貴行通知上述授信項目及條件後，倘本公司確有資金需求，得與貴行另共同議定利率、動用金額、動用期間或其他動用條件等，並將其記載於相關動用申請相關書類後，使得申請動用。

2. After your good bank notifying the above facility and conditions, if we have needs of funds, we may negotiate with your good bank separately in respect of interest rate, credit amount, period of use or other conditions and register in related documents of drawdown application before applying.

三、本公司確已收執本「授信條件通知書暨確認書」，並於合理期間內審閱及充分了解本「授信條件通知暨確認書」之內容及上開事項，且願確實遵守。

3. We confirm the receipt of this Notification and Confirmation of Credit Conditions and had perused the content and the other related matters in respect of the documents within reasonable period which will be observed appropriately.

四、本聲明書以中文及英文製成，惟中文與英文內容不一致時，以中文為準。

4. This Statement is written in both Chinese and English and the Chinese version shall prevail in case of discrepancy.

此致

玉山銀行

To: E-Sun Bank

借款人 Borrower：美超微電腦股份有限公司(SUPER MICRO COMPUTER, INC. TAIWAN)

統一編號 Government Uniform Identification：12729477

負責人 Responsible person：許春來 ______________(留存印鑑) Seal Registered

西 元 年 月 日 (Date)

授信戶號 001576	核章__________	經辦__________	驗印__________
Loan Account No. 001576	Approved:	Handled:	Proofed:

LN1503 2015.11